MONTHLY STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1993-2
                  ---------------------------------------------

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1993-2 Supplement (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1993-2 Certificates with respect to the Distribution Date occurring on May 15, 1997, and with respect to the performance of the Trust during the month of April is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1993-2 Certificates (stated on the basis of $1,000 original certificate principal amount)

(1)      The total amount distributed to Series 1993-2 Certificateholders
         per $1,000 original certificate principal amount              $4.791667

(2) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to interest per $1,000 original
         certificate principal amount                                  $4.791667

(3)      The  amount  set forth in A (1)  above  distributed  to  Series
         1993-2 Certificateholders with respect to principal  per $1,000
         original certificate principal amount                         $0.000000

B) Information Regarding the Performance of the Trust

(1)  Allocation of Receivables Collections to the Series 1993-2 Certificates

(a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution
     Date                                                         $86,158,502.90

(b) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution
     Date                                                        $390,835,649.02

(c)  The Floating Allocation Percentage with respect to the Series
     1993-2 Certificates for the Monthly Period immediately
     preceding the Distribution Date                                   9.063868%

(d)  The Principal Allocation Percentage with respect to the
     Series 1993-2 Certificates for the Monthly Period
     immediately preceding the Distribution Date                       9.063868%

(e)  The Finance Charge Receivables collected and allocated to the Series 1993-2 Certificates for the Monthly Period
     immediately preceding the Distribution Date                   $7,809,293.36

(f)  The Principal Receivables collected and allocated to the
     Series 1993-2 Certificates for the Monthly Period
     immediately preceding the Distribution Date                  $35,424,829.06

(2) Available Finance Charge Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

(a)  The Finance Charge Receivables collected and allocated to
     the Series 1993-2 Certificates                                $7,809,293.36

(b)  Collection Account and Special Funding Account investment
     earnings allocated to the Series 1993-2 Certificates            $126,091.11

(c)  Additional Finance Charges from other Series allocated to
     the Series 1993-2 Certificates                                        $0.00

(d)  Principal Funding Account Investment Proceeds                   $150,277.68

(e)  Reserve Account withdrawals                                           $0.00

(f)  Available Finance Charge Collections for Series 1993-2
     (total of (a), (b), (c), (d) and (e) above)                   $8,085,662.15

(3) Available Principal Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

(a)  The Principal Receivables collected and allocated to the
     Series 1993-2 Certificates                                   $35,424,829.06

(b)  Shared Principal Collections from other Series allocated to
     the Series 1993-2 Certificates                                        $0.00

(c)  Additional amounts to be treated as Available Principal
     Collections pursuant to the Series Supplement                 $3,407,474.43

(d)  Available Principal Collections for Series 1993-2 (total of
     (a), (b) and (c) above)                                      $38,832,303.49

(4)  Delinquent Balances in the Trust

     The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

     (a)     31-60 days                     $ 87,461,962
     (b)     61-90 days                       55,062,335
     (c)     91 or more days                  97,292,967
                                            -----------
     (d)     Total Delinquencies           $ 239,817,264

(5)  Defaulted Amount

(a)  The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding
     the Distribution Date                                        $41,430,147.75

(b)  The aggregate amount of Recoveries of Defaulted
     Receivables processed during the Monthly Period
     immediately preceding the Distribution Date                   $3,836,106.68

(c)  The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables
     minus Recoveries]                                            $37,594,041.07

(d)  The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series
     1993-2 Certificates (the "Investor Default Amount")           $3,407,474.43

(6)  Investor Charge-Offs

(a)  The amount withdrawn, if any, under the Series
     Enhancement                                                           $0.00

(b)  The excess of the Investor Default Amount over the sum of
     (i) the Available Finance  Charge   Collections applied to
     such Investor  Default  Amount and (ii) the amount of the withdrawal, if any,  under the  Series  Enhancement  applied to such  Investor  Default
     Amount (an "Investor Charge-Off")                                     $0.00

 (c) The  amount of the  Investor  Charge-Off  set forth in
     item  6(b)  above,  per  $1,000  original  certificate
     principal  amount  (which  will  have  the  effect  of
     reducing, pro rata, the amount of each Series 1993-2 Certificateholder's
     investment)                                                       $0.000000

 (d) The total amount reimbursed to the Trust for such
     Distribution Date in respect of Investor Charge-Offs for prior
     Distribution Dates                                                    $0.00

 (e) The  amount  set forth in item 6(d)  above per  $1,000
     original certificate principal amount (which will have
     the effect of increasing, pro rata, the amount of each
     Series 1993-2 Certificateholder's investment)                     $0.000000

 (f) The amount, if any, by which the outstanding principal
     balance of the Series 1993-2 Certificates  exceeds the
     Series 1993-2 Invested  Amount as of the  Distribution
     Date, after giving effect to all deposits, withdrawals
     and distributions on such Distribution Date                           $0.00

(7)  Investor Monthly Servicing Fee

     The amount of the Series 1993-2 Monthly Servicing Fee payable to
     the Servicer on the Distribution Date                           $680,555.56

(8)  Available Series Enhancement Amount

 (a) The Available  Cash  Collateral  Amount for the Series
     1993-2  Certificateholders as of the close of business
     on the  Distribution  Date, after giving effect to all
     deposits, withdrawals and distributions  on  such
     Distribution Date and the related Transfer Date               93,333,333.33

 (b) The percentage of the Available Cash Collateral Amount to the Invested Amount of the Series 1993-2 Certificates as of
     the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
     Distribution Date and the related Transfer Date                      20.00%

 (c) The amount of the Enhancement Invested Amount, if any, as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
     Distribution Date and the related Transfer Date                       $0.00

(9)  Principal Funding Account Amount

(a)  The amount on deposit in the Principal Funding Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
     Distribution Date and the related Transfer Date              $66,666,666.66

(b)  Deposits  in  the   Principal   Funding   Account  are
     currently  scheduled  to commence on the  Distribution
     Date occurring in April, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

(10) Deficit Controlled Accumulation Amount

     The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
     Distribution Date and the related Transfer Date                       $0.00

(11) Reserve Account

 (a) The amount on deposit in the Reserve Account as of the
     close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
     Distribution Date and the related Transfer Date               $5,000,000.00

 (b) The Required Reserve Account Amount is currently
     calculated to be                                              $5,000,000.00

 (c) Deposits in the Reserve Account commenced on the Distribution Date occurring in January, 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

C) Invested Amount

(1)  The Invested Amount of the Series 1993-2 Certificates on the date
     of issuance (the "Initial Invested Amount")                 $500,000,000.00

(2)  The Invested Amount of the Series 1993-2 Certificates on the
     Distribution Date, after giving effect to all deposits, withdrawals
     and distributions on such Distribution Date                 $500,000,000.00

(3)  The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1993-2 Certificates as of
     such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1993-2 Certificates on such date, to the
     Initial Invested Amount of the Series 1993-2 Certificates).  The
     amount of a Certificateholder's pro rata share of the Invested
     Amount can be determined by multiplying the original
     denomination of the Certificateholder's Certificate by the Pool
     Factor                                                             1.000000

D) Receivables Balances

(1)  The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding
     Monthly Period                                               $5,412,660,752

(2)  The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately
     preceding Monthly Period                                        $96,527,092

E) Annualized Percentages

(1)  The Gross Yield (Available  Finance Charge Collections for the
     Series 1993-2  Certificates  for the preceding  Monthly Period
     divided  by  the   Invested   Amount  of  the  Series   1993-2
     Certificates as of the last day of the next preceding  Monthly
     Period, multiplied by 12)                                            19.41%

(2)  The Net Loss Rate (the Investor  Default Amount for the 1993-2
     Certificates  for the preceding  Monthly Period divided by the
     Invested  Amount of the Series 1993-2  Certificates  as of the
     last day of the next preceding Monthly Period, multiplied
     by 12)                                                                8.18%

(3)  The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1993-2 Certificates for the preceding Monthly
     Period)                                                              11.23%

(4)  The Base Rate (Monthly Interest plus Monthly Servicing Fee for the preceding Monthly Period divided by the Invested Amount of the Series 1993-2 Certificates as of the last day of the next
     preceding Monthly Period, multiplied by 12)                           7.38%

(5)  The Net Spread (the Portfolio Yield minus the Base Rate for the
     Series 1993-2 Certificates for the preceding Monthly Period)          3.85%

(6)  The Monthly Payment Rate (Collections of Principal Receivables
     and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding  Monthly  Period divided by the amount of  Receivables  in the Trust as of the last day of the
     next preceding Monthly Period)                                        8.51%

F)       Series 1993-2 Information for the Last Three Distribution Dates

        1)        Gross Yield

                  a) 5/15/97                 19.41%
                  b) 4/15/97                 22.00%
                  c) 3/17/97                 23.81%

        2)        Net Loss Rate

                  a) 5/15/97                  8.18%
                  b) 4/15/97                  8.56%
                  c) 3/17/97                  8.31%

        3)        Net Spread (Portfolio Yield Minus Base Rate)

                  a) 5/15/97                  3.85%
                  b) 4/15/97                  5.94%
                  c) 3/17/97                  8.00%

    Three Month Average                       5.93%


        4)        Monthly Payment Rate

                  a) 5/15/97                   8.51%
                  b) 4/15/97                   9.21%
                  c) 3/17/97                  10.29%

                                   FIRST DEPOSIT NATIONAL BANK,
                                   Servicer


                                   By:     /s/ David J. Petrini
                                   ----------------------------
                                   Name:   David J. Petrini
                                   Title   Senior Vice President and
                                           Chief Financial Officer